UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2009

MANDALAY MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	00-10039	22-2267658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2121 Avenue of the Stars, Suite 2550
Los Angeles, CA 90067
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (310) 601-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

The information contained in Item 5.02 of this Current Report on Form 8-K is incorporated by reference herein.  The securities were issued pursuant to the exemption from registration permitted under Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) Certain executive officers of Mandalay Media, Inc. (the “Company”), including, among others, Mr. James Lefkowitz, President of the Company and Mr. Ian Aaron, President of Twistbox Entertainment, Inc., the Company’s wholly-owned subsidiary, and other senior employees (the “Executives”) have agreed to reduce their salaries for a period of one year, with the exception of Mr. Aaron who agreed to reduce his salary from August 8, 2008 through February 12, 2010, in exchange for the issuance of shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).  The Board of Directors of the Company (the “Board”) approved the issuance of the Shares pursuant to the Company’s 2007 Employee, Director and Consultant Stock Plan at a purchase price of $0.0001 per share in connection with such salary reductions. The Board authorized the issuance of an aggregate of 938,697 Shares as of the date each such Executive agrees to the salary reduction (the “Grant Date”).  In connection therewith, on March 16, 2009, the Board granted Mr. Lefkowitz 37,500 Shares and Mr. Aaron, 504,218 Shares. The Shares granted to Mr. Lefkowitz and 350,360 of the Shares granted to Mr. Aaron are subject to forfeiture to the Company if such Executive terminates his position with the Company prior to one year from the Grant Date, and such Shares become fully vested one year from the Grant Date or upon the occurrence of a change-in-control of the Company. The remainder of Mr. Aaron’s shares were fully vested on the Grant Date. All such Shares granted to the Executives may not be sold or transferred for a period of one year from the Grant Date.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Exhibit
10.1	Form of Restricted Stock Agreement.
10.2	Salary Reduction Letter by and between Mandalay Media, Inc. and James Lefkowitz, dated March 16, 2009.
10.3	Salary Reduction Letter by and between Mandalay Media, Inc. and Ian Aaron, dated March 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANDALAY MEDIA, INC.

Dated : March 20, 2009	By:	/s/ James Lefkowitz
James Lefkowitz
President